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                                                                   EXHIBIT 10.13


                      AMENDED AND RESTATED PROMISSORY NOTE


$10,000,000                                                        Dallas, Texas
                                                                  March 27, 1998

         FOR VALUE RECEIVED, the undersigned, MALIBU ENTERTAINMENT WORLDWIDE, INC., a Georgia corporation ("Maker"), promises to pay to the order of MEI Holdings, L.P., a Delaware limited partnership (together with any subsequent holder of this Note, "Holder"), at its offices located at c/o The Hampstead Group, 2200 Ross Avenue., Suite 4200 West, Dallas, Texas 75201, or at such other address or to such account as Holder may from time to time designate in writing, the unpaid principal sum of all advances made by Holder to Maker from time to time in an aggregate principal amount of up to Ten Million United States Dollars ($10,000,000), together with interest thereon from the date hereof on the unpaid principal balance at the rate and otherwise as herein provided. Unless otherwise specified by Holder in writing, all payments on this Note shall be made in lawful money of the United States of America and in immediately available funds.

         The unpaid principal amount of this Note and all accrued and unpaid interest thereon shall become due and be paid on January 20, 1999 (the "Maturity Date").

         Maker may, at its option and upon three (3) Business Days' prior written notice from Maker to Holder, prepay in whole or in part the outstanding principal balance of this Note without payment of any premium or penalty; provided, however, that in the event that Maker makes any prepayment of such principal balance on a day other than the last day of an interest period, Maker shall reimburse Holder for any costs, fees or expenses incurred by Holder in connection with such prepayment including, without limitation, costs, fees and expenses associated with the unwinding of any LIBOR contract.

         For purposes of this Note: (i) "Applicable Interest Rate" shall mean a rate per annum equal to LIBOR plus 350 basis points, which Applicable Interest Rate for each one-month interest period shall be determined monthly on the Determination Date immediately preceding such interest period; (ii) "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York, New York are not open for business; (iii) "Default Rate" shall mean a rate per annum (adjusted monthly on each Determination Date) equal to the Applicable Interest Rate plus 500 basis points; provided, however, in no event shall such rate exceed the maximum rate permitted by applicable law;
(iv) "Determination Date" shall mean the date which is two Eurodollar Business Days prior to the first day of a calendar month; (v) "Eurodollar Business Day" shall mean a Business Day on which banks in the City of London, England, are open for interbank or foreign exchange transactions; and (vi) "LIBOR" shall mean the rate (expressed as a percentage per annum) for deposits in U.S. dollars, for a one-month period, that appears on Telerate Page 3750 (or the successor thereto) as of 11:00 a.m., London, England time, on the related Determination Date. If such rate does not appear on Telerate Page

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3750 as of 11:00 a.m., London, England time, on the related Determination Date,
LIBOR shall be the arithmetic mean of the offered rates (expressed as a percentage per annum) for deposits in U.S. dollars for a one-month period that appear on the Reuters Screen LIBOR Page as of 11:00 a.m., London, England time, on such Determination Date, if at least two such offered rates so appear. If fewer than two such offered rates appear on the Reuters Screen LIBOR Page as of 11:00 a.m., London, England time, on such Determination Date, Holder shall request the principal London, England office of any four major reference banks in the London interbank market selected by Holder to provide such bank's offered quotation (expressed as a percentage per annum) to prime banks in the London interbank market for deposits in U.S. dollars for a one-month period as of 11:00 a.m., London, England time, on such Determination Date for amounts of not less than U.S. $1,000,000. If at least two such offered quotations are so provided, LIBOR shall be the arithmetic mean of such quotations. If fewer than two such offered quotations are so provided, Holder shall request any three major banks in New York City selected by Holder to provide such bank's rate (expressed as a percentage per annum) for loans in U.S. dollars to leading European banks for a one-month period as of approximately 11:00 a.m., New York City time, on the applicable Determination Date for amounts of not less than U.S. $1,000,000. If at least two such rates are so provided, LIBOR shall be the arithmetic mean of such rates. If fewer than two such rates are so provided, then LIBOR shall be LIBOR as in effect on the Eurodollar Business Day immediately preceding the applicable Determination Date. LIBOR shall be determined in accordance with this paragraph by Holder or its agent.

         Maker shall pay interest, in arrears for each one-month LIBOR interest period (or portion thereof) from and including the first Business Day of each calendar month (or from the date hereof in the case of the initial interest period) to but excluding the first Business Day of the immediately succeeding calendar month, on the unpaid principal balance of this Note from time to time outstanding at the Applicable Interest Rate determined for each such one-month interest period on the immediately preceding Determination Date, on the first Business Day of each calendar month during the term of this Note. The balance of the unpaid principal of this Note together with all accrued and unpaid interest thereon shall be paid on the Maturity Date, all in accordance with the terms and provisions set forth herein. Interest on the unpaid principal balance of this Note shall be computed on the actual number of days elapsed, and a year of 360 days.

         Holder shall maintain an account or accounts evidencing the indebtedness of Maker to Holder resulting from each advance made by Holder, including the amount of principal and interest payable and paid to Holder from time to time hereunder. The entries made in such account or accounts shall be prima facie evidence of the existence and the amounts of the obligations recorded therein, provided that any failure of Holder to maintain such account or accounts or any error therein shall not in any manner affect the obligation of Maker to repay the advances made by Holder to Maker in accordance with the terms of this Note.

         Maker agrees and acknowledges that Holder has no commitment of any kind to advance funds to Maker and that all advances previously made by Holder to Maker and all advances, if any, that may be made by Holder to Maker in the future have been made and will be made at the sole and absolute discretion of Holder.




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         If Maker fails to make any payment of principal, accrued and unpaid interest or any other amount due hereunder on any due date therefor, whether at stated maturity or otherwise, the unpaid amount (including, to the extent enforceable at law, any unpaid amount of interest) shall bear interest at the Default Rate until paid. Maker shall also pay to Holder, in addition to the amount due, all reasonable costs and expenses incurred by Holder in collecting or enforcing, or attempting to collect or enforce this Note, including without limitation court costs and reasonable attorneys' fees and expenses (including reasonable attorneys' fees and expenses on any appeal by either Maker or Holder and in any bankruptcy proceeding).

         With respect to the amounts due pursuant to this Note, Maker waives demand, presentment, protest, notice of dishonor, notice of nonpayment, suit against any party, diligence in collection of this Note, and all other requirements necessary to enforce this Note.

         In no event shall any amount deemed to constitute interest due or payable hereunder (including interest calculated at the Default Rate) exceed the maximum rate of interest permitted by applicable law (the "Maximum Amount"), and in the event such payment is inadvertently paid by Maker or inadvertently received by Holder, then such sum shall be credited as a payment of principal or other amounts (other than interest) outstanding hereunder, and, if in excess of the outstanding amount of principal or other amounts outstanding hereunder, shall be immediately returned to Maker upon such determination. It is the express intent hereof that Maker not pay and Holder not receive, directly or indirectly, interest in excess of the Maximum Amount.

         Holder may, at any time during the term of this Note (including any extensions of the term hereof), by written notice to Maker, convert this Note into one or more subordinated convertible notes (the "Convertible SubNotes") having terms that the Investment Banker (as defined below) advises Maker and Holder (which advice will be in the form of a written term sheet but need not be given in the form of a formal opinion) would be required to ensure that the proceeds to Holder of an immediate sale of the Convertible SubNote would be sufficient to repay the sum of (i) the then-outstanding principal and interest on this Note and (ii) all third party costs incurred by the Maker and the Holder in an assumed secondary public offering by Holder of the Convertible SubNote, including without limitation any SEC or other filing fees, printing expenses, underwriting discounts and fees and other fees and expenses (including attorneys' and accountants' fees and expenses). Within 20 calendar days of Maker's receipt of the foregoing notice, Merrill Lynch, Pierce Fenner & Smith Incorporated ("ML") or, if such firm is unwilling or unable to serve, another nationally recognized investment banking firm will be selected by Holder and the members of the Board of Directors of Maker not affiliated with Holder or employed by Maker (ML or such other firm, the "Investment Banker"). In its engagement of the Investment Banker, Maker will obtain the Investment Banker's agreement to render such advice as promptly as is practicable. If Holder is advised by legal counsel that shareholder approval of the issuance of the Convertible SubNote or the issuance of Common Stock upon conversion of the Convertible SubNote is required by law or stock exchange rule, Maker will seek shareholder approval of the issuance of the Convertible SubNotes at the earlier of the next annual or special meeting of shareholders after the date hereof. The Convertible SubNote and any Shares issued to the holder thereof upon conversion of the Convertible SubNote will be "Registrable Securities" under the Registration Rights Agreement, dated as of August 28, 1996, by and between Maker




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and Holder. Maker will be responsible for all of its and Holder's fees and expenses (including the Investment Bankers' and any attorneys' fees and expenses) in connection the execution and delivery of the amendment and restatement of this Note and any other matters contemplated by this Note.

         Holder shall not by any act, delay, omission, or otherwise be deemed to have modified, amended, waived, extended, discharged, or terminated any of its rights or remedies, and no modification, amendment, waiver, extension, discharge, or termination of any kind shall be valid unless in writing and signed by Holder. All rights and remedies of Holder under the terms of this Note and applicable statutes or rules of law shall be cumulative, and may be exercised successively or concurrently. Maker agrees that there are no defenses, equities, or setoffs with respect to the obligations set forth herein, and to the extent any such defenses, equities, or setoffs may exist, the same are hereby expressly released, forgiven, waived, and forever discharged. The obligations of Maker hereunder shall be binding upon and enforceable against Maker and its successors and assigns and shall inure to the benefit of Holder and its successors and assigns.

         Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the Note.

         This Note was negotiated in Texas, and made by Holder and accepted by Maker in the State of Texas, which State the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects, including without limitation matters of construction, validity, and performance, this Note and the obligations arising hereunder shall be governed by, and construed in accordance with, the internal laws of the State of Texas and any applicable law of the United States of America. To the fullest extent permitted by law, Maker hereby unconditionally and irrevocably waives any claim to assert that the laws of any other jurisdiction governs this Note.

         MAKER, TO THE FULLEST EXTENT THAT IT MAY LAWFULLY DO SO, WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING, INCLUDING WITHOUT LIMITATION ANY TORT ACTION, BROUGHT WITH RESPECT TO THIS NOTE. HOLDER MAY FILE A COPY OF THIS WAIVER WITH ANY COURT AS WRITTEN EVIDENCE OF MAKER'S KNOWING, VOLUNTARY, AND BARGAINED FOR AGREEMENT IRREVOCABLY TO WAIVE ITS RIGHTS TO TRIAL BY JURY, AND THAT, TO THE FULLEST EXTENT THAT IT MAY LAWFULLY DO SO, ANY DISPUTE OR CONTROVERSY WHATSOEVER BETWEEN MAKER AND HOLDER SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

         Maker may not assign or delegate this Note or any of its rights or obligations hereunder without the prior consent of Holder (which consent may be given or withheld in the sole discretion of Holder). Holder may assign or delegate this Note or any of its rights or obligations hereunder without prior consent of or notice to Maker.




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         This indebtedness evidenced by this Note constitutes "Current MEIH
Advances" under that certain Consolidated, Amended, and Restated Loan and Security Agreement, dated as of August 22, 1996 and as amended, supplemented and otherwise modified from time to time, by and among Foothill Capital Corporation, Maker and various subsidiaries of Maker.

         This Note amends and restates the $9,500,000 Promissory Note, dated as of June 5, 1997, from Maker payable to the order of Holder and is being issued in replacement of and in substitution for such promissory note.

         IN WITNESS WHEREOF, Maker has caused this Note to be duly executed on its behalf as of the day and year first above written.


                                    MALIBU ENTERTAINMENT WORLDWIDE, INC.




                                    By:
                                        ----------------------------------------
                                        Richard M. FitzPatrick
                                        Vice President


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